Registration No. 333-

As filed with the Securities and Exchange Commission on June 13, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	51-0407811
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 250

San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

MEI Pharma, Inc. Amended and Restated 2021 Inducement Grant Equity Compensation Plan

(Full title of the plan)

David M. Urso

President & Chief Executive Officer

MEI Pharma, Inc.

11455 El Camino Real, Suite 250

San Diego, California 92130

(858) 369-7100

(Name, address and telephone number of agent for service)

with copies to:

Steven A. Navarro, Esq.

Bryan S. Keighery, Esq.

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

MEI Pharma, Inc. (“we” or the “Company”) previously filed a Registration Statement on Form S-8 (File No. 333-255830) on May 6, 2021 (the “Original Registration Statement”) with respect to the MEI Pharma, Inc. 2021 Inducement Grant Equity Compensation Plan (the “Plan”). On June 9, 2023, our board of directors approved an amendment and restatement of the Plan to increase the aggregate number of shares of the Company’s common stock, par value $0.00000002 per share, (the “Common Stock”) that may be subject to awards under the Plan by an additional 92,000 shares. This Registration Statement covers such additional 92,000 shares of Common Stock. In accordance with General Instruction E of Form S-8, the contents of the Original Registration Statement are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

The Amended and Restated 2021 Inducement Grant Equity Compensation Plan filed herewith as Exhibit 4.1 replaces the Exhibit 4.1 previously filed with the Original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)	Our Annual Report on Form 10-K for the year ended June 30, 2022, filed with the Commission on September 8, 2022;

(2)

Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2022, filed with the SEC on November 14, 2022, December 31, 2022, filed with the SEC on February 9, 2023, and March 31, 2023, filed with the SEC on May 11, 2023;

(3)

Our Current Reports on Form 8-K filed with the SEC on July 7, 2022, September 15, 2022, October 7, 2022; December 8, 2022 (excluding any portion of such report that was furnished and not filed), January 6, 2023, February 23, 2023 (excluding any portion of such report that was furnished and not filed), April 14, 2023 (excluding any portion of such report that was furnished and not filed), May  31, 2023, June  1, 2023, June  2, 2023 and June 13, 2023.

(4)	Form S-4 (as amended) filed on April 28, 2023 (File No. 333-271481), including any amendment or report for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Amended and Restated 2021 Inducement Grant Equity Compensation Plan and the forms of grant agreements thereunder (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on June 13, 2023 (File No. 000-50484)).

107	Calculation of Filing Fee

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 13, 2023.

MEI Pharma, Inc.

By:	/s/ David M. Urso
Name:	David M. Urso
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David M. Urso and Brian G. Drazba, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities indicated, on June 13, 2023:

Signature	Title

/s/ David M. Urso David M. Urso	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Brian G. Drazba Brian G. Drazba	Secretary, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Charles V. Baltic III Charles V. Baltic III	Chair of the Board

/s/ Sujay R. Kango Sujay R. Kango	Director

/s/ Frederick W. Driscoll Frederick W. Driscoll	Director

/s/ Nicholas R. Glover Nicholas R. Glover	Director

/s/ Tamar D. Howson Tamar D. Howson	Director

/s/ Thomas C. Reynolds Thomas C. Reynolds	Director

/s/ Daniel P. Gold Daniel P. Gold	Director

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